SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 9, 2004

COLLEGIATE PACIFIC INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-17293 (Commission File Number)	22-2795073 (I.R.S. Employer Identification No.)

13950 Senlac Drive, Suite 100, Dallas, Texas (Address of principal executive offices)		75234 (Zip Code)

(972) 243-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

          On January 23, 2004, Collegiate Pacific Inc. filed its initial Current Report on Form 8-K (the “Form 8-K”) reporting its acquisition of Tomark, Inc. pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated December 30, 2003, by and among Collegiate Pacific, Tomark, BOO Merger Corp., a wholly-owned subsidiary of Collegiate Pacific (the “Surviving Company”), Thomas C. White and Mark S. Harpin (the “Shareholders”). This Amendment No. 1 to the Form 8-K includes the financial statements of Tomark, Inc. and the pro forma financial information required by Item 7 of Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) Financial Statements of Business Acquired.

          The Report of Independent Certified Public Accountants and the audited balance sheets of Tomark, Inc. as of September 30, 2003 and 2002, related statements of earnings, stockholders’ equity and cash flows for each of the years ended September 30, 2003 and 2002, and the notes thereto, are set forth on pages 3-13 of this Amendment No. 1 to the Form 8-K.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Stockholders and Board of Directors of Tomark, Inc.

          We have audited the accompanying balance sheets of Tomark, Inc. as of September 30, 2003 and 2002, and the related statements of earnings, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tomark, Inc. as of September 30, 2003 and 2002, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Dallas, Texas
January 30, 2004

TOMARK, INC.
BALANCE SHEETS
As of September 30, 2003 and 2002

	2003	2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$277,734	$224,598
Accounts receivable, trade, net of allowance for doubtful accounts of $5,468 and $5,468, respectively	471,125	541,306
Accounts receivable from stockholders	40,309	39,323
Income tax receivable	50,740	—
Inventories, net	321,788	402,463
Investments	65,877	22,880
Prepaid expenses and other current assets	33,947	17,905
Deferred income taxes	33,122	5,838

Total current assets	1,294,642	1,254,313
PROPERTY AND EQUIPMENT:
Property and equipment, net of accumulated depreciation of $329,938 and $292,960, respectively	106,116	130,914
OTHER ASSETS	15,599	8,541

Total assets	$1,416,357	$1,393,768

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILTIES:
Accounts payable	$228,518	$186,179
Accrued liabilities	268,209	306,469
Current portion of long-term debt	10,776	11,374

Total current liabilities	507,503	504,022
DEFERRED INCOME TAXES	18,906	20,181
LONG-TERM DEBT	4,873	13,560
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Common stock, $5 par value, 50,000 shares authorized; 1,000 shares issued and outstanding	5,000	5,000
Additional paid-in capital	90,950	90,950
Retained earnings	785,396	763,861
Accumulated other comprehensive income (loss)	3,729	(3,806)

Total stockholders’ equity	885,075	856,005

Total liabilities and stockholders’ equity	$1,416,357	$1,393,768

The accompanying notes are an integral part of these financial statements.

TOMARK, INC.
STATEMENTS OF EARNINGS
For the years ended September 30, 2003 and 2002

	2003	2002
Revenue	$9,151,307	$9,458,890
Cost of goods sold	6,451,120	6,490,616

Gross profit	2,700,187	2,968,274
Selling, general, and administrative expenses	2,686,936	2,751,741

Operating profit	13,251	216,533
Other income (expense):
Interest expense	(1,888)	(2,867)
Other	14,818	11,828

Income before income taxes	26,181	225,494
Provision for income tax	4,646	91,682

Net Income	$21,535	$133,812

Net Income per share common stock, basic and diluted	$4.31	$26.76

Weighted average number of shares outstanding, basic and diluted	5,000	5,000

The accompanying notes are an integral part of these financial statements.

TOMARK INC.
STATEMENT OF STOCKHOLDERS’ EQUITY
For the years ended September 30, 2003 and 2002

					Accumulated
			Additional		other
	Number		Paid-In	Retained	comprehensive
	of Shares	Amount	Capital	Earnings	income (loss)	Total
Balances at October 1, 2001	1,000	$5,000	$90,950	$630,049	$—	$725,999
Net income	—	—	—	133,812	—	133,812
Unrealized loss on marketable securities, net of tax	—	—	—	—	(3,806)	(3,806)

Balances at September 30, 2002	1,000	5,000	90,950	763,861	(3,806)	856,005
Net income	—	—	—	21,535	—	21,535
Unrealized gain on marketable securities, net of tax	—	—	—	—	7,535	7,535

Balances at September 30, 2003	1,000	$5,000	$90,950	$785,396	$3,729	$885,075

The accompanying notes are an integral part of these financial statements.

TOMARK, INC.
STATEMENTS OF CASH FLOWS
For the years ended September 30, 2003 and 2002

	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,535	$133,812
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	51,472	51,588
Deferred income tax	(31,385)	7,960
Unrealized (gain) loss on sale of investments	7,535	(3,806)
Loss on disposition of property and equipment	274	1,150
Changes in operating assets and liabilities
Decrease in accounts receivable – trade	70,181	94,693
Increase in accounts receivable from stockholders	(986)	(16,099)
Increase in income tax receivable	(50,740)	—
Decrease in inventories	80,675	4,580
(Increase) decrease in prepaid expenses and other current assets	(16,042)	523
Increase in other assets	(7,058)	(2,630)
Increase (decrease) in accounts payable	42,339	(64,523)
Increase (decrease) in accrued liabilities	(38,260)	52,366

Net cash provided by operating activities	129,540	259,614

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(26,948)	(62,165)
Purchases of investments	(40,171)	—

Net cash used in investing activities	(67,119)	(62,165)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(9,285)	(5,182)

Net cash used in financing activities	(9,285)	(5,182)

Increase in cash and cash equivalents	53,136	192,267
Cash and cash equivalents, beginning of period	224,598	32,331

Cash and cash equivalents, end of period	$277,734	$224,598

Supplemental cash flow disclosures:
Cash paid for interest	$1,888	$2,867
Cash paid for income taxes	$102,916	$93,489

The accompanying notes are an integral part of these financial statements.

TOMARK, INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2003 and 2002

(1) GENERAL AND BACKGROUND

     Tomark, Inc. is a California corporation engaged in the sales, manufacturing, and installation of athletic facilities equipment in the southern California area.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

     The majority of the Company’s accounts receivable are due from educational institutions and government offices. Credit is extended based on evaluation of a customer’s financial condition and collateral is not required. Accounts receivable are due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

     Trade receivables relate to the sales of merchandise, installation services, and freight charges for which credit is extended based on the customer’s credit history. Changes in the Company’s allowance for doubtful accounts are as follows:

	September 30,
	2003	2002
Beginning balance	$5,468	$6,424
Bad debt expense	20,373	10,242
Accounts written off, net of recoveries	(20,373)	(11,198)

Ending balance	$5,468	$5,468

Inventories

     Inventories are comprised principally of raw materials and finished goods available for sale, which are valued at the lower of cost (moving average) or market.

Investments

     At September 30, 2003 and 2002, investments are available-for-sale equity securities, which are carried at fair value based on quoted market prices. Unrealized gains and losses on available for sale securities are included in accumulated comprehensive income until the securities are sold or management determines the loss to be other than temporary.

Property and Equipment

     Property and equipment are stated at cost. The provision for depreciation is computed using the straight-line method over the estimated useful lives of the assets (3-7 years).

Impairment of Long-Lived Assets

     The Company evaluates long-lived assets according to the terms of Statement of Financial Accounting Standard No. 144 (SFAS 144), Accounting for Impairment or Disposal of Long-lived Assets, which the Company adopted on November 1, 2001. Assets that are held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Impairment is recognized when the estimated undiscounted cash flow generated by those assets is less than the carrying amounts of such assets. The amount of impairment is the excess of the carrying amount over the fair value of such assets.

Federal Income Taxes

     The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

     Deferred tax assets and liabilities are measured using the enacted tax rate in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition

     Revenue from product sales is recognized upon shipment of the product. Revenue from installation services is recognized when the work is completed.

Shipping and Handling Costs

     Amounts billed to customers related to shipping and handling costs are recognized as revenue. Freight charges are included in the cost of goods sold. Freight costs included in cost of goods sold amounted to $784,437 and $722,050 for the years ended September 30, 2003 and 2002, respectively.

Advertising Expense

     The cost of advertising is expensed as incurred. The Company incurred approximately $265,562 and $199,027 in advertising costs during the years ended September 30, 2003 and 2002, respectively.

Other Comprehensive Income (Loss)

     Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles, are included in comprehensive income (loss) but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. The Company’s other comprehensive income (loss) is attributed to unrealized gains and losses in marketable securities.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3) INVENTORIES

     Inventories consist of the following:

	September 30,
	2003	2002
Raw materials	$97,138	$90,824
Finished goods	224,650	316,764

Total inventories	321,788	407,588
Less: Allowance for obsolete inventories	—	(5,125)

Inventories, net	$321,788	$402,463

(4) PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

	September 30,
	2003	2002
Computer equipment	$172,617	$166,951
Vehicles	106,325	106,325
Manufacturing equipment	97,331	97,331
Office equipment and other	59,781	53,267

Total property and equipment	436,054	423,874
Less: Accumulated depreciation	(329,938)	(292,960)

Property and equipment, net	$106,116	$130,914

(5) LINE OF CREDIT

     The Company has a $150,000 line of credit agreement with a bank, which expires March 24, 2004 and bears interest at 4.25% per annum. As of September 30, 2003 and 2002, the Company had no outstanding balances under the line of credit.

(6) LONG-TERM DEBT

     Long-term debt consists of the following:

	September 30,
	2003	2002
Note payable to a bank, bearing interest at 9%, due in monthly installments of principal and interest of $590, through February 2005, secured by vehicle.	$9,310	$15,261
Note payable to a bank, bearing interest at 8%, due in monthly installments of principal and interest of $358, through March 2005, secured by equipment.	6,339	9,673

Total debt	15,649	24,934
Less: Current portion of long-term debt	10,776	11,374

Long-term debt	$4,873	$13,560

     The approximate annual aggregate maturities of notes payable subsequent to September 30, 2003 are as follows:

Year Ended September 30,
2004	$10,776
2005	4,873

Total	$15,649

(7) INCOME TAXES

     The effective income tax rate differed from the United States Federal statutory rate for the years ended September 30, 2003 and 2002 as follows:

	Year Ended September 30,
	2003	2002
Income tax expense at statutory rate	$8,902	$75,374
State taxes, net of federal effect	1,526	12,920
Federal graduated rate effect	(8,995)	(6,592)
Permanent tax differences	5,020	5,326
Other	(1,807)	4,654

Total income tax expense	$4,646	$91,682

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

	September 30,
	2003	2002
Deferred tax assets:
Accounts receivable	$2,178	$2,178
Accrued expenses.	30,883	2,145
Other	2,887	1,515

Total deferred tax assets	35,948	5,838

Deferred tax liabilities:
Current deferred tax liabilities:
Unrealized gain on investments	(2,826)	—
Noncurrent deferred tax liabilities:
Property, plant and equipment	(18,906)	(20,181)

Total deferred tax liabilities	(21,732)	(20,181)

Net deferred tax assets (liabilities)	$14,216	$(14,343)

     Deferred tax assets and liabilities included in the balance sheets are as follows:

	September 30,
	2003	2002
Current deferred tax asset	$33,122	$5,838
Noncurrent deferred tax liability	(18,906)	(20,181)

Total	$14,216	$(14,343)

     Management believes the Company’s deferred tax assets will more likely than not be realized as a result of expected future taxable income from operations.

(8) PROFIT SHARING PLAN

     The Company has a 401(k) Profit Sharing Plan (the “Plan”), under which all employees who are at least twenty-one years of age and have completed at least three months of service may make voluntary contributions. Under the Plan, employees are permitted to contribute up to 15% of their gross compensation into the retirement plan. The Company provides matching contributions and annual profit sharing contributions to the Plan at the discretion of the Board of Directors. The Company’s contributions vest at 20% per year starting on the employee’s second year of service, becoming fully vested in six years of service. The Company recorded profit sharing contribution expense for the years ended September 30, 2003 and 2002 of $25,000 and $55,000, respectively, and no matching contributions.

(9) RELATED PARTY TRANSACTIONS

     The Company has advances and a note receivable from stockholders amounting to $40,309 and $39,323 at September 30, 2003 and 2002, respectively. The advances bear interest ranging from 6-10% per annum and are payable on demand. The note receivable bears interest at 10% per annum and is payable on September 1, 2007.

(10) BUSINESS AND CREDIT CONCENTRATIONS

     Substantially all of the Company’s sales are to educational institutions and government offices throughout the southern California area. Therefore, the Company has credit risk related to credit granted for sales to these customers. Consequently, the Company’s ability to collect the amounts due from customers is affected by economic fluctuations within the sporting goods industry.

(11) SUBSEQUENT EVENT

     On January 9, 2004, the Company completed its merger with Collegiate Pacific Inc. In connection with the merger which was effective January 9, 2004, the Company’s stockholders received consideration of $5.25 million which consisted of cash of $2.5 million, promissory notes of $250,000 and 270,562 shares of Collegiate Pacific Inc. stock valued at $2.5 million.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (b) Pro Forma Financial Information.

          The following unaudited pro forma condensed consolidated financial statements have been derived from the historical financial statements of Collegiate Pacific Inc. and Tomark, Inc. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2003 has been presented as if the acquisition of Tomark had been consummated as of that date. The unaudited pro forma condensed consolidated statements of earnings for the year ended June 30, 2003, and for the six months ended December 31, 2003, have been presented as if the acquisition had been consummated as of July 1, 2002. Collegiate Pacific acquired Tomark on January 9, 2004.

          The unaudited pro forma condensed consolidated financial statements give effect to the acquisition of Tomark in accordance with the purchase method of accounting for business combinations and are based upon the assumptions and adjustments described in the accompanying notes. The purchase accounting adjustments reflect the final fair values of the net assets acquired and liabilities assumed.

          The pro forma adjustments do not reflect any operating efficiencies and cost savings that Collegiate Pacific may achieve with respect to the combined companies. The pro forma adjustments also do not include any adjustments to historical revenues for any new products which may be developed and marketed in the future nor for any future price changes for existing products. The pro forma adjustments do not include any adjustments to historical amounts for cost of sales, sales and marketing, or general and administrative expenses for any future operating changes.

          The unaudited pro forma condensed consolidated financial results are not necessarily indicative of the financial position or operating results that would have occurred had the acquisition been consummated at that date, or at the beginning of the period for which such transactions have been given effect, nor of the consolidated results of future operations.

COLLEGIATE PACIFIC, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
As of December 31, 2003

	Collegiate		Pro Forma		Pro Forma
	Pacific	Tomark	Adjustments		Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,468,982	$417,721	$(2,500,000	) (a)	$3,386,703
Accounts receivable, net	1,784,163	449,110	—		2,233,273
Inventories, net	4,368,635	429,690	—		4,798,325
Prepaid expenses and other current assets	908,332	256,953	(74,745	) (a)	1,090,540
Current portion of deferred income taxes	102,171	33,122	—		135,293

Total current assets	12,632,283	1,586,596	(2,574,745)		11,644,134
PROPERTY AND EQUIPMENT:
Property and equipment, net	476,033	95,699	—		571,732
OTHER ASSETS
Intangible assets	103,002	—	—		103,002
Goodwill	544,375	—	4,564,609	(a)	5,108,984
Deferred income taxes	304,646	—	—		304,646
Other assets	227,633	9,479	—		237,112

Total assets	$14,287,972	$1,691,774	$2,021,026		$17,969,610

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILTIES:
Accounts payable	$899,912	$382,340	$—		$1,282,252
Accrued liabilities	203,876	438,435	78,838	(a)	721,149
Dividends payable	147,226	—	—		147,226
Income taxes payable	20,427	—	—		20,427
Current portion of long-term debt	—	10,776	—		10,776

Total current liabilities	1,271,441	831,551	78,838		2,181,830
DEFERRED INCOME TAXES	—	18,907	—		18,907
LONG-TERM DEBT	—	2,342	250,000	(a)	252,342
STOCKHOLDERS’ EQUITY:
Common stock	58,890	5,000	(2,294	) (a)	61,596
Additional paid-in capital	13,611,758	90,950	2,406,344	(a)	16,109,052
Treasury stock	(657,450)	—	—		(657,450)
Retained earnings	3,333	746,830	(746,830	) (a)	3,333
Other comprehensive income (loss)	—	(3,806)	3,806	(a)	—

Total stockholders’ equity	13,016,531	838,974	1,661,026		15,516,531

Total liabilities and stockholders’ equity	$14,287,972	$1,691,774	$2,021,026		$17,969,610

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
As of December 31, 2003

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2003 consists of the following information:

1.	The unaudited historical consolidated balance sheet of Collegiate Pacific Inc. and Subsidiaries as of December 31, 2003, as reported in the Company’s Form 10-QSB for the second quarter ended December 31, 2003.

2.	The unaudited historical balance sheet of Tomark, Inc. as of December 31, 2003.

3.	Pro forma adjustments.

PRO FORMA ADJUSTMENTS:

(a)	Represents the adjustments to give effect to Collegiate Pacific’s acquisition of Tomark using purchase accounting as if the acquisition had occurred on December 31, 2003. A summary of the adjustments is as follows:

Purchase price:

Cash	$2,500,000
Notes payable: interest bearing, at 3% due January 9, 2006 (Face amount of $250,000 recorded at present value)	250,000
Common stock: 270,562 shares of common stock, $9.24 per share stated value	2,500,000
Acquisitions expenses	153,583

Total purchase price	$5,403,583

Allocation of purchase price based on fair values of assets and liabilities acquired:

Current assets, including cash, accounts receivable and inventory	$1,586,596
Furniture and equipment and other assets	105,178
Intangible asset - Goodwill	4,564,609
Current liabilities, including accounts payable and accrued expenses	(852,800)

Fair market value of assets and liabilities acquired	$5,403,583

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF EARNINGS
For the six months ended December 31, 2003

	Collegiate		Pro Forma		Pro Forma
	Pacific	Tomark	Adjustments		Consolidated
Revenue	$10,212,036	$3,678,153	$(56,111	) (a)	$13,834,078
Cost of goods sold	6,444,195	2,459,761	(56,111	) (b)	8,847,845

Gross profit	3,767,841	1,218,392	—		4,986,233
Selling, general, and administrative expenses	3,618,187	1,578,591	—		5,196,778

Operating profit (loss)	149,654	(360,199)	—		(210,545)
Other income (expense):
Interest expense	(23,861)	(690)	—		(24,551)
Interest income	—	4,781	—		4,781
Other	10,269	15,828	—		26,097

Income (loss) before income taxes	136,062	(340,280)	—		(204,218)
Provision for income tax	69,994	(149,383)	—		(79,389)

Net Income (Loss)	$66,068	$(190,897)	$—		$(124,829)

Net income (loss) per share common stock – basic	$0.01	$(0.69)			$(0.02)

Net income (loss) per share common stock – diluted	$0.01	$(0.69)			$(0.02)

Weighted average number of shares outstanding – basic	4,953,501	275,562			5,229,063
Weighted average number of shares outstanding – diluted	6,385,389	275,562			5,229,063

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statement of Earnings.

COLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF EARNINGS
For the six months ended December 31, 2003

The unaudited pro forma condensed consolidated statement of earnings for the six months ended December 31, 2003 consists of the following information:

1.	The unaudited historical consolidated statement of earnings for Collegiate Pacific Inc. and Subsidiaries for the six months ended December 31, 2003, as reported in the Company’s Form 10-QSB for the second quarter ended December 31, 2003.

2.	The unaudited historical statement of earnings for Tomark, Inc. for the six months ended December 31, 2003.

3.	Pro forma adjustments.

PRO FORMA ADJUSTMENTS:

(a)	The pro forma adjustment to revenue reflects the elimination of intercompany sales during the six months ended December 31, 2003.

(b)	The pro forma adjustment to cost of goods sold reflects the elimination of intercompany cost of goods sold during the six months ended December 31, 2003.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF EARNINGS
For the year ended June 30, 2003

	Collegiate		Pro Forma		Pro Forma
	Pacific	Tomark	Adjustments		Consolidated
Revenue	$21,075,893	$9,151,307	$(157,014	) (a)	$30,070,186
Cost of goods sold	13,268,532	6,451,120	(157,014	) (b)	19,562,638

Gross profit	7,807,361	2,700,187	—		10,507,548
Selling, general, and administrative expenses	6,839,005	2,686,936	—		9,525,941

Operating profit	968,356	13,251	—		981,607
Other income (expense):
Interest expense	(84,525)	(1,888)	—		(86,413)
Interest income	3,200	4,781	—		7,981
Other	17,186	10,037	—		27,223

Income before income taxes	904,217	26,181	—		930,398
Provision for income tax	(349,632)	11,494	—		(338,138)

Net Income	$1,253,849	$14,687	$—		$1,268,536

Net Income per share common stock – basic	$0.30	$0.05			$0.28

Net Income per share common stock – diluted	$0.27	$0.05			$0.26

Weighted average number of shares outstanding – basic	4,225,784	275,562			4,501,346
Weighted average number of shares outstanding – diluted	4,669,574	275,562			4,945,136

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statement of Earnings.

COLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF EARNINGS
For the year ended June 30, 2003

The unaudited pro forma condensed consolidated statement of earnings for the year ended June 30, 2003 consists of the following information:

1.	The audited historical consolidated statement of earnings for Collegiate Pacific Inc. and Subsidiaries for the year ended June 30, 2003, as reported in the Company’s Form 10-KSB for the year ended June 30, 2003.

2.	The audited historical statement of earnings for Tomark, Inc. for the year ended September 30, 2003.

3.	Pro forma adjustments.

PRO FORMA ADJUSTMENTS:

(a)	The pro forma adjustment to revenue reflects the elimination of intercompany sales during the twelve months ended September 30, 2003.

(b)	The pro forma adjustment to cost of goods sold reflects the elimination of intercompany cost of goods sold during the twelve months ended September 30, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of December 30, 2003, by and among Tomark, Inc., Collegiate Pacific Inc., BOO Merger Corp., Thomas C. White and Mark S. Harpin. Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated January 23, 2004.

99.1*	Press Release of Collegiate Pacific Inc., dated January 9, 2004. Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated January 23, 2004.

*	Furnished and not filed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Collegiate Pacific Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 23, 2004	COLLEGIATE PACIFIC INC.

	By:	/s/ William R. Estill

William R. Estill, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit
2.1	Agreement and Plan of Merger, dated as of December 30, 2003, by and among Tomark, Inc., Collegiate Pacific Inc., BOO Merger Corp., Thomas C. White and Mark S. Harpin. Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated January 23, 2004.

99.1*	Press Release of Collegiate Pacific Inc., dated January 9, 2004. Incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated January 23, 2004.

*	Furnished and not filed.